Emergent BioSolutions Announces Strategic Operational Changes to Stabilize Financial Position
•Proactive changes aim to ensure long-term sustainability and growth, optimize operations, streamline processes, and allocate resources more efficiently
•Reorganization will align with evolving business goals, strategic priorities and new operational plan
•Overall efforts expected to deliver annual cost savings of approximately $80 million
GAITHERSBURG, Md., May 1, 2024 (GLOBE NEWSWIRE) -- Emergent BioSolutions (NYSE: EBS) today announced the next phase of its new operational plan that consolidates operations, closes several manufacturing facilities, and restructures its enterprise workforce to improve the performance and profitability of its business. Emergent will continue to focus on its core products business – medical countermeasures and NARCAN® Nasal Spray –and on delivering for its patients and customers, including the U.S. and allied governments.
These strategic actions will lead to a reduction of approximately 300 employees across all areas of the company, and the elimination of approximately 85 positions that are currently vacant. In combination with other rationalizing initiatives, these actions are expected to result in annualized savings of approximately $80 million when fully implemented. The costs associated with the restructuring plan are estimated to be approximately $18 million - $21 million and are expected to be primarily incurred in the second half of 2024.
"Today’s actions are about the future of Emergent,” said CEO Joe Papa. “We have put in place a multi-year plan to position Emergent for sustainable and long-term success, and that starts by stabilizing our operations, strengthening our balance sheet and managing our debt.”
Papa continued, “Decisions like these are never easy as they have real impact on many of our dedicated colleagues. We are committed to providing resources to those affected as they transition to new opportunities.”
As part of the operational changes, Emergent will shut down both its Baltimore-Bayview Drug Substance manufacturing facility and Rockville, Maryland Drug Product facility. Emergent will concentrate operations at sites in Winnipeg, Canada, and Lansing, Michigan, while the company actively explores strategic alternatives for its other sites throughout the year.
"Our colleagues have demonstrated a tremendous commitment to Emergent’s mission and ongoing resilience to change,” stated Michelle Pepin, SVP and chief human resources officer. “We will work with those impacted and support them through this difficult time.”
As part of the reorganization, a new Chief Science Officer role has been created and added to the executive management team, reporting to Papa.
Emergent will report its first quarter 2024 financial results today and will host a conference call at 5:00 p.m. Eastern time to discuss this business update, Q1 2024 financial review, as well as FY 2024 and Q2 2024 guidance. In addition, a press release announcing an amendment to Emergent’s credit facility was also recently filed.
About Emergent BioSolutions
At Emergent, our mission is to protect and enhance life. For 25 years, we’ve been at work defending people from things we hope will never happen—so we are prepared just in case they ever do. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To learn more about how we plan to protect or enhance 1 billion lives by 2030, visit our website and follow us on LinkedIn, X, Instagram, Apple Podcasts and Spotify.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the expected timing for implementation of its restructuring activities, its total and cash cost, our ability to achieve the objectives of the restructuring, including expected annualized savings and our future results and any other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "future", "goal," "intend," "may," "plan," "position," "possible," "potential," "predict," "project," "should," "target", "will," "would," and similar expressions or variations thereof, or the negative thereof, are forward-looking statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events based on information that is currently available. We cannot guarantee that any forward-looking statement will be accurate. Readers should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date of this press release and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause our actual results to differ materially from those indicated by any forward-looking statements. Readers should consider this cautionary statement, as well as the risk factors and other disclosures included in our periodic reports filed with the U.S. Securities and Exchange Commission, when evaluating our forward-looking statements.
Investor Contact:
Richard S. Lindahl
Executive Vice President, CFO
lindahlr@ebsi.com
Media Contact: Assal Hellmer
Vice President, Communications
mediarelations@ebsi.com